Exhibit (h) (v) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                               AMENDMENT NO. 2 TO
             Agreement for Fund Accounting Services, Administrative
                      Services and Transfer Agency Services
                              BETWEEN WESMARK FUNDS
                                       AND
                           FEDERATED SERVICES COMPANY

                  This Amendment No. 2 to the Agreement for Fund Accounting Services, Administrative Services and Transfer Agency Services is made and entered into as January 1, 2002 by and between WesMark Funds, a Massachusetts business trust (the "Funds) and Federated Services Company, a Pennsylvania corporation ("FSC").

                  WHEREAS, the Trust and FSC entered into an Agreement for Fund Accounting Services, Administrative Services and Transfer Agency Services dated as of March 1, 1996;

                  WHEREAS, FSC currently provides fund accounting, administration and transfer agent services to the Funds pursuant to the Agreement;

                  WHEREAS, FSC has, as permitted under the terms of the agreement, subcontracted the fund accounting services to State Street Bank and Trust ("State Street");

                  WHEREAS, the Funds now desire to contract directly with State Street for the provision of fund accounting services;

                  WHEREAS, the Trust and FSC desire to amend the Agreement in certain respects to reflect this desire and to extend the term of the Agreement to December 31, 2004;

                  NOW, THEREFORE, the parties intending to be legally bound agree as follows:

1. Effective as of January 1, 2002, FSC shall no longer provide the fund accounting services described in the Agreement, including, but not limited to, all fund accounting services described in Section One of the Agreement.

2. FSC and the Funds agree that the Funds shall contract directly with State Street for the provision of all such fund accounting services.

3. Article 20 of the Agreement is amended by deleting it in its entirety and inserting in lieu thereof the following:

                  Article 20. Term and Termination of Agreement.
                  ---------------------------------------------

         This Agreement shall be effective on the date hereof and shall continue through December 31, 2004.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


A. WESMARK FUNDS

                                    By:  /s/ Beth S. Broderick
                                         ---------------------------------------
                                    Name:  Beth S. Broderick
                                    Title:  Vice President

B. FEDERATED SERVICES COMPANY

                                    By:  /s/ Peter J. Germain
                                         ---------------------------------------
                                    Name:  Peter J. Germain
                                    Title:  Sr. Vice President